EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Money Market Reserves
File Number: 811-2554
Registrant CIK Number: 0000106830


Item 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.



Series 1 SEC Identifier S000004463 Prime Money Market Fund
Class 1 SEC Identifier C000012239
Class 2 SEC Identifier C000012240


Items 74A-74T

74A-$1
74B-$3,419,105
74C-$105,468,027
74I-$9,053
74L-$1,124,395
74N-$110,020,581
74O-$246,000
74P-$87,411
74R4-$439,013
74T-$109,248,157

